NEWS RELEASE	For Additional Information Contact:
David A. Zuege (414) 327-1700
For Immediate Release
OILGEAR REPORTS RECORD SECOND QUARTER SALES AND EARNINGS
Earnings Benefit from Gain on Sale of Property in Leeds, England
Milwaukee, Wis., August 14, 2006....The Oilgear Company (NASDAQ:OLGR) today reported record sales and earnings for the second quarter ended June 30, 2006. The record earnings were buoyed by the gain on the previously announced sale of the company’s property in Leeds, England.
Net sales were a record $28,338,000 for the second quarter of 2006, an 11.1% increase from sales of $25,497,000 for the same period in 2005. Net earnings were $5,803,000 or $2.84 per diluted share for the second quarter of 2006, compared to net earnings of $664,000 or $0.33 per diluted share for the comparable prior period. During the quarter, the company completed the sale of its Leeds, UK, facility, relocated its operations and made the strategic decision to discontinue certain product lines previously manufactured in Leeds that will be replaced with more efficient products produced at other facilities. The combined impact of these events and decisions, net of all taxes and costs, was approximately $5.1 million or $2.49 per diluted share, comprised of: net gain on sale $7.2 million, expenses related to the move $1.0 million, an inventory impairment charge of approximately $0.8 million for the discontinued products, and taxes of $0.3 million. A significant portion of the proceeds, $5.8 million, was used to pay down debt.
For the first half of 2006, net sales were a record $53,411,000, a 3.7% increase from sales of $51,523,000 for the first half of 2005. Net earnings were $6,317,000 or $3.10 per diluted share for the first six months of 2006 including the gain on the sale of the Leeds property, compared to net earnings of $1,225,000 or $0.61 per diluted share for the same period in the prior year.
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Orders increased 3.0% to a record $27.5 million in the second quarter of 2006 and 10.8% to a record $62.6 million for the first half, compared to the same periods in 2005. The backlog increased 34% from the beginning of 2006 to $36.1 million at June 30, 2006. For the first six months, domestic and European segment orders were up 11.7% and 19.9% respectively, when compared to the first half of last year. The international segment was down 8.2% when compared to a very strong first half in 2005.
“Business conditions in the fluid power industry remain strong and our orders in July continued to surpass the prior year,” said David A. Zuege, president and chief executive officer. “The rate of growth in orders in our industry, however, has slowed from the very rapid pace of the past 12 months.”
“The successful completion of the Leeds relocation is a major achievement for Oilgear. Not only has it significantly reduced our debt and increased our book value, but the relocation, combined with the capital expenditures and the streamlining of the product portfolio, will also improve our operational efficiency and allow us to better serve our European customer base. The team in Leeds did an excellent job in executing this important project,” said Zuege.
A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the economy generally, including the financial and business conditions of the Company’s customers, the demand for customers’ products and services that utilize the Company’s products, and national and international events; factors affecting the Company’s financial performance or condition, including restrictions or conditions imposed by current or prospective lenders, tax legislation, and changes in accounting principles; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to complete the move from its Leeds, England, facility; hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; any further decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the Company’s filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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The Oilgear Company
Consolidated Condensed Operating Statement
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$28,338,000	$25,497,000	$53,411,000	$51,523,000
Cost of sales	21,897,000	18,484,000	40,118,000	37,579,000

Gross profit	6,441,000	7,013,000	13,293,000	13,944,000
Selling, general and administrative expenses	5,772,000	5,530,000	11,367,000	11,209,000
Expenses related to Leeds, UK move	979,000	—	979,000	—
Gain on sale of Leeds, UK facility	7,216,000	—	7,216,000	—

Operating income	$6,906,000	$1,483,000	$8,163,000	$2,735,000

Interest expense	631,000	603,000	1,266,000	1,213,000
Other non-operating income (loss), net	(5,000)	66,000	75,000	132,000

Earnings before income taxes	6,270,000	946,000	6,972,000	1,654,000
Income tax expense	454,000	214,000	619,000	343,000

Net earnings before minority interest	5,816,000	732,000	6,353,000	1,311,000
Minority interest	13,000	68,000	36,000	86,000

Net earnings	$5,803,000	$664,000	$6,317,000	$1,225,000

Basic earnings per share of common stock	$2.88	$0.33	$3.14	$0.62

Diluted earnings per share of common stock	$2.84	$0.33	$3.10	$0.61

Basic weighted average outstanding shares	2,016,000	1,992,000	2,014,000	1,987,000
Diluted weighted average outstanding shares	2,041,000	2,022,000	2,038,000	2,018,000
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The Oilgear Company
Consolidated Condensed Balance Sheet
(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS

Current Assets
Cash and cash equivalents	$5,832,000	$4,370,000
Accounts receivable	17,556,000	18,849,000
Inventories	24,302,000	25,365,000
Other current assets	6,432,000	3,785,000

Total current assets	$54,122,000	$52,369,000

Net property plant and equipment	16,365,000	15,881,000
Other assets	2,735,000	2,893,000

	$73,222,000	$71,143,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current debt	$10,578,000	$16,612,000
Accounts payable	10,356,000	9,215,000
Other current liabilities	10,296,000	9,820,000

Total current liabilities	$31,230,000	$35,647,000

Long-term debt	7,133,000	7,724,000
Unfunded employee benefit costs	18,950,000	18,764,000
Other non-current liabilities	843,000	850,000

Total liabilities	$58,156,000	$62,985,000

Minority interest in consolidated subsidiary	1,122,000	1,091,000
Shareholders’ equity	13,944,000	7,067,000

	$73,222,000	$71,143,000

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